Exhibit 10.1

SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of February 21, 2017, is made by and among Carlisle Companies Incorporated, a Delaware corporation (“Carlisle”), Carlisle, LLC, a Delaware limited liability company (“CSL LLC” and together with Carlisle, herein the “Co-Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the financial institutions (collectively the “Banks”) party to the hereinafter-defined Credit Agreement and the undersigned Banks.

W I T N E S S E T H:

WHEREAS, Carlisle, Carlisle Management Company (“CMC”), the Administrative Agent and the Banks entered into that certain Third Amended and Restated Credit Agreement dated as of October 20, 2011 (as amended by that certain First Amendment, dated as of December 12, 2013 the “Credit Agreement”);

WHEREAS, after the execution of the Credit Agreement, CMC and Carlisle merged, with Carlisle being the surviving entity;

WHEREAS, after execution of the Credit Agreement, Carlisle Corporation changed its organizational form and name to Carlisle, LLC;

WHEREAS, the Co-Borrowers have requested, and the Banks party hereto have agreed, to extend the maturity date of each such Bank’s Revolving Commitment to five-years from the Second Amendment Effective Date;

WHEREAS, the Co-Borrowers have requested, and the Banks party hereto have agreed to provide, Revolving Commitments in the aggregate of $1,000,000,000, on and subject to the terms and conditions set forth in this Amendment;

WHEREAS, the Co-Borrowers have requested, and certain of the Banks party hereto have agreed to provide (each such Bank, an “Increasing Bank”), Revolving Commitments in excess of each such Bank’s existing Revolving Commitment in effect as of the Effective Date; and

WHEREAS, the Co-Borrowers have requested, and the Administrative Agent, the Issuing Banks, the Swingline Bank, the Increasing Banks and the Banks party hereto have agreed, to amend the Credit Agreement as provided herein, on and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Co-Borrowers, the Administrative Agent, the Issuing Banks, the Swingline Bank, the Increasing Banks and the undersigned Banks do hereby agree as follows:

Amendments to the Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

The cover-page of the Credit Agreement shall be replaced with the cover page set forth on Annex I hereto.

The introductory paragraph of the Credit Agreement is hereby amended to replace the phrase “CARLISLE CORPORATION, a Delaware corporation (“CC” and together with Carlisle, herein the “Co-Borrowers”)” with the phrase “CARLISLE, LLC, a Delaware limited liability company (“CSL LLC” and together with Carlisle, herein the “Co-Borrowers”)”.

The Credit Agreement is hereby further amended by replacing each reference to the term “CC” appearing therein with the term “CSL LLC” in lieu thereof.

Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions in the appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“LC Limit” means, with respect to any Issuing Bank at any time, an amount equal to the quotient of $50,000,000 divided by the total number of Issuing Banks at such time.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of February 21, 2017, by and among the Co-Borrowers, the Administrative Agent and the Banks party thereto.

“Second Amendment Effective Date” has the meaning set forth in the Second Amendment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

The definition of “Agreement” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Agreement” means this Agreement (as set forth in the introduction hereto), as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by the First Amendment and the Second Amendment.

The definition of “Available Currency Commitment” is hereby amended by amending and restating the last sentence appearing therein in its entirety to read as follows:

“As of the Second Amendment Effective Date, the aggregate amount of the Available Currency Revolving Banks’ Available Currency Commitments is $500,000,000.”

The definition of “Base Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted London Interbank Offered Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

The definition of “Defaulting Bank” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing before clause (e)(ii) appearing therein and (ii) inserting a new clause (iii) as follows:

“or (iii) become the subject of a Bail-In Action”

The definition of “Federal Funds Rate” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank, N.A. on such day on such transactions as determined by the Administrative Agent; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

The definition of “Interest Period” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “or one week” immediately after the phrase “one, three or six months” appearing in clause (1) therein.

The definition of “Issuing Bank” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

““Issuing Bank” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Bank of America, N.A. and SunTrust Bank, in its capacity as the issuer of Letters of Credit hereunder, its successors in such capacity as provided in Section 2.17(i) and any affiliate of any of such Bank who issues a Letter of Credit for the account of a Co-Borrower.”

The definition of “Revolving Commitment” appearing in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence appearing therein in its entirety to read as follows:

“The aggregate amount of the Banks’ Revolving Commitments as of the Second Amendment Effective Date is $1,000,000,000.”

The definition of “Revolving Commitment Termination Date” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment Termination Date” means February 21, 2022.”

Section 2.01(d)(i)(B) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(B) the sum of the Revolving Commitments plus the aggregate outstanding principal Dollar Amount of all Term Loans shall not at any time exceed $1,500,000,000;”

Section 2.05(a) and Section 2.05(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(a) Swingline Availability.  Subject to the terms and conditions set forth herein, the Swingline Bank agrees to make Swingline Loans in Dollars to the Co-Borrowers from time to time during the Revolving Credit Period at the Swingline Bank’s sole discretion and in an aggregate principal amount at any time outstanding that will not result in: (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Co-Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) Swingline Loan Requests.  To request a Swingline Loan, Carlisle shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount of the requested Swingline Loan and the Co-Borrower on whose account such Swingline Loan is being made.  The Administrative Agent will promptly advise the Swingline Bank of any such notice received from Carlisle.  If the Swingline Bank, in its sole discretion, agrees to make a Swingline Loan, the Swingline Bank shall make such Swingline Loan available to the applicable Co-Borrower by means of a credit to the general deposit account of such Co-Borrower with the Swingline Bank (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.17(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.”

The definitions of “CDOR Screen Rate”, “Screen Rate” and “London Interbank Offered Rate” appearing in Section 2.08 of the Credit Agreement are hereby amended and restated in their entirety as follows:

““CDOR Screen Rate” means for the relevant Interest Period, the Canadian deposit offered rate which, in turn means on any day the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant Interest Period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m.,

Toronto local time, on such day and, if such day is not a Available Currency Business Day, then on the immediately preceding Available Currency Business Day (as adjusted by Administrative Agent after 10:00 a.m., Toronto local time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum; provided that, if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the Canadian deposit offered rate component of such rate on that day shall be calculated as the cost of funds quoted by Administrative Agent to raise Canadian Dollars for the applicable Interest Period as of 10:00 a.m., Toronto local time, on such day for commercial loans or other extensions of credit to businesses of comparable credit risk; or if such day is not a Available Currency Business Day, then as quoted by the Administrative Agent on the immediately preceding Available Currency Business Day. For the avoidance of doubt, if such CDOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

““Screen Rate” means the percentage rate per annum displayed for the applicable Available Currency on the LIBOR01 or LIBOR02 page of the Reuters Group screen as determined by the Administrative Agent; provided if such Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

““London Interbank Offered Rate” means, with respect to any Euro—Dollar Borrowing for any Interest Period and any Money Market LIBOR Loan, the rate appearing on Reuters Group Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Euro—Dollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided if the London Interbank Offered Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  In the event that such rate is not available at such time for any reason, then the “London Interbank Offered Rate” with respect to such Euro—Dollar Borrowing or Money Market LIBOR Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase Bank, N.A. in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Euro—Dollar Business Days prior to the commencement of such Interest Period.”

Section 2.10 of the Credit Agreement is hereby amended by replacing the references to “$10,000,000” appearing therein with “$5,000,000” in lieu thereof.

Section 2.17(b) of the Credit Agreement is hereby amended by amending and restating the last sentence appearing therein in its entirety to read as follows:

“A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Co-Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the face amount of such Letter of Credit, in the aggregate with the face amount of all Letters of Credit outstanding at such time issued by such Issuing Bank, shall not exceed such Issuing Bank’s LC Limit (unless agreed to in writing by such Issuing Bank in its sole discretion) and (iii) the total Revolving Exposures shall not exceed the total Revolving Commitments.”

Section 2.18(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) at no time shall the aggregate amount of the Revolving Commitments plus the Dollar Amount of the outstanding principal amount of the Term Loans exceed $1,500,000,000 in the aggregate.”

Article 4 of the Credit Agreement is hereby amended to add the following Section 4.13 thereto:

“SECTION 4.13. EEA Financial Institutions. No Co-Borrower is an EEA Financial Institution.”

Section 5.11 of the Credit Agreement is hereby amended by amending and restating the first sentence appearing therein as follows:

“The Leverage Ratio will at no time exceed 3.50 to 1.00; provided, however, that Carlisle may request, up to two times before the Revolving Credit Termination Date and upon an acquisition by Carlisle of $200,000,000 or greater, an increase in the Leverage Ratio to 4.00 to 1.00 (the “Ratio Increase”); provided further that the Ratio Increase shall only be in effect for the three full consecutive quarters following the quarter during which such acquisition was consummated, after which the Leverage Ratio will revert back to 3.50 to 1.00.”

Section 8.04 of the Credit Agreement is hereby amended by adding the following new clause (h) thereto:

“(h) Grandfathered Obligations. From and after the Second Amendment Effective Date, each Co-Borrower agrees to jointly and severally indemnify the Administrative Agent, and hold it harmless from, any and all liabilities, losses, claims, damages, costs and expenses, including Taxes and the reasonable fees, charges and disbursements of counsel for the Administrative Agent, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Second Amendment as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

Article 9 of the Credit Agreement is hereby amended to add the following Section 9.19 thereof:

“SECTION 9.19. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

Schedule 1.01 of the Credit Agreement is hereby replaced in its entirety with Annex II to this Amendment.

Schedule 4.09 of the Credit Agreement is hereby replaced in its entirety with Annex III to this Amendment.

The Credit Agreement is hereby further amended by removing the signature page of The Bank of Tokyo-Mitsubishi UFJ, Ltd..

Available Currency Commitment and Revolving Commitment.  On the Second Amendment Effective Date (as defined below), the Available Currency Commitment and the Revolving Commitment of each Bank shall be as set forth on Annex II to this

Amendment.  Each Bank hereby consents and agrees to the Available Currency Commitment and the Revolving Commitment set forth on Annex II to this Amendment.

Conditions Precedent.  This Amendment shall not become effective until the date on which each of the following conditions is satisfied:

a counterpart of this Amendment signed on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Amendment;

an opinion of Steven J. Ford, Esq., Vice President, Secretary and General Counsel of Carlisle, substantially in the form of Exhibit A hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, without limitation, the upfront fees Carlisle has agreed to pay to the Administrative Agent for the pro rata benefit of each Bank;

all documents the Administrative Agent may reasonably request relating to the existence of the Co-Borrowers, the corporate authority for and the validity of the Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

from December 31, 2016 to the Second Amendment Effective Date, there has been no material adverse change in the business, financial position, results of operations or prospects of Carlisle and its Consolidated Subsidiaries, considered as a whole, except for matters arising solely from general factors relating to the industries in which Carlisle and its Consolidated Subsidiaries are principally engaged and general economic factors relating to the markets in which Carlisle and its Consolidated Subsidiaries are principally engaged in business, which in any such event do not have a disproportionate impact on Carlisle or any such Consolidated Subsidiary as compared to other companies engaged in such industries or lines of businesses;

the representations and warranties set forth in Section 4 hereof are true and correct on and as of the date hereof;

all Governmental Authority and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Co-Borrowers and their respective subsidiaries shall have been obtained and be in full force and effect; and

all documentation and other information required by regulatory authorities with respect to the Co-Borrowers under applicable Anti-Terrorism Laws and Anti-Corruption Laws, including without limitation the Patriot Act, in each case at least 5 Business Days in advance of the Second Amendment Effective Date.

The Administrative Agent shall promptly notify Carlisle and the Banks of the date when all conditions to the effectiveness of this Amendment have been satisfied or waived in accordance with Section 9.05 of the Credit Agreement (the “Second Amendment Effective Date”) and such notice shall be conclusive and binding on all parties hereto. The execution of this Amendment by the Co-Borrowers shall be deemed to be a representation and warranty by Carlisle on the Second Amendment Effective Date as to the facts specified in clauses (c), (d) and (e) of Section 3.02 of the Credit Agreement.

Representations and Warranties of Carlisle.  Carlisle hereby represents and warrants as follows:

This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Co-Borrowers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of Carlisle set forth in the Credit Agreement are true and correct on and as of the date hereof.

Banks. Each party hereto acknowledges and agrees that The Bank of Tokyo-Mitsubishi UFJ, Ltd. has notified the Co-Borrowers and the Administrative Agent that such financial institution no longer desires to be a “Bank” under and as defined in the Credit Agreement.  Each party hereto further acknowledges and agrees that, as of the Second Amendment Effective Date, The Bank of Tokyo-Mitsubishi UFJ, Ltd. shall cease to be a Bank.

Ratification. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

Definitions and References.  Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it.  The terms “Agreement” and “Credit Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent or the Lenders by the Borrower and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended.

Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Co-Borrowers, the Administrative Agent and the Banks and their respective successors and assigns (provided, however, no party may assign its rights hereunder except in accordance with the Credit Agreement), (b) may be modified or amended only in accordance with the Credit Agreement, (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (d) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or as an attachment to an email shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CARLISLE COMPANIES INCORPORATED
CARLISLE, LLC

By:	/s/ Steven J. Ford
Name: Steven J. Ford
Title: Vice President, Secretary and General Counsel

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, Swingline Bank, an Increasing Bank and a Bank

By:	/s/ Antje B. Focke
Name: Antje B. Focke
Title: Executive Director

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as an Issuing Bank, an Increasing Bank and a Bank

By:	/s/ Kara Treiber
Name: Kara Treiber
Title: Vice President

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as an Issuing Bank, an Increasing Bank and a Bank

By:	/s/ Matthew N. Walt
Name: Matthew N. Walt
Title: Vice President

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

SUNTRUST BANK, as an Issuing Bank, an Increasing Bank and a Bank

By:	/s/ Anika Kirs
Name: Anika Kirs
Title: Vice President

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

MIZUHO BANK, LTD., as an Increasing Bank and a Bank

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

TD BANK, N.A., as an Increasing Bank and a Bank

By:	/s/ Mark Hogan
Name: Mark Hogan
Title: Senior Vice President

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as an Increasing Bank and a Bank

By:	/s/ John Reid
Name: John Reid
Title: SVP

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as an Increasing Bank and as a Bank

By:	/s/ Jennifer L. Shafer
Name: Jennifer L. Shafer
Title: Vice President

Signature Page
to
Second Amendment to Third Amended and Restated Credit Agreement

EXHIBIT A

Opinion of
Counsel for the Co-Borrowers

February 21, 2017

To the Banks and the Administrative Agent
Referred to Below
c/o JPMorgan Chase Bank, N.A., as Administrative Agent
13777 Ballantyne Corporate Place
Charlotte, NC 28277

Dear Sirs:

I am Vice President, Secretary and General Counsel of Carlisle Companies Incorporated (“Carlisle”) and Secretary of Carlisle, LLC (“CSL LLC” and together with Carlisle, herein the “Co-Borrowers”), and in my capacity as an employee of Carlisle, I have participated in the execution and delivery of the Second Amendment (the “Second Amendment”) to Third Amended and Restated Credit Agreement  dated as of February 21, 2017 among the Co-Borrowers, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).  Terms defined in the Second Amendment are used herein as therein defined.  This opinion is being rendered to you pursuant to Section 3 of the Second Amendment.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

The opinions expressed in this letter are limited to the laws of the States of New York and Delaware and the Federal laws of the United States of America.

Upon the basis of the foregoing, I am of the opinion that:

1.             (a) Carlisle is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (b) CSL LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

2.             The execution, delivery and performance by each Co-Borrower of the Second Amendment are within the corporate powers of each Co-Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, certificate of formation, by—laws or operating agreement, as applicable, of either Co-Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Carlisle or any of Carlisle’s Material Subsidiaries or result in the creation or imposition of any Lien on any asset of Carlisle or any of Carlisle’s Material Subsidiaries.

Exhibit A
to
Second Amendment to Third Amended and Restated Credit Agreement

3.             The Credit Agreement as amended by the Second Amendment constitutes a valid and binding agreement of each Co-Borrower constitutes a valid and binding obligation of each Co-Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

4.             There is no action, suit or proceeding pending against, or to the best of our knowledge threatened against or affecting, Carlisle or any of Subsidiaries of Carlisle before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of Carlisle and Carlisle’s Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Second Amendment.

5.             Each of Carlisle’s corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to have such powers, licenses, authorizations, consents or approvals could not reasonably be expected to have a Material Adverse Effect.

Very truly yours,

ANNEX I

$1,000,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

20 October 2011

among

CARLISLE COMPANIES INCORPORATED

and

CARLISLE, LLC,

as co-borrowers,

the banks listed herein,

Wells Fargo Bank, N. A.,

Bank of America, N.A.,

SunTrust Bank, and

TD Bank, N.A.,

as co-syndication agents,

Mizuho Bank, Ltd.

as co—documentation agent

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

J.P. Morgan Securities, LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc.,

as Joint Lead Arrangers and Joint Bookrunners

ANNEX II

Commitments

Bank	Available Currency Commitment	Revolving Commitment
JPMorgan Chase Bank, N.A.	$77,500,000.00	$155,000,000.00
Wells Fargo Bank, N.A.	$77,500,000.00	$155,000,000.00
Bank of America, N.A.	$77,500,000.00	$155,000,000.00
SunTrust Bank	$77,500,000.00	$155,000,000.00
TD Bank, N.A.	$72,500,000.00	$145,000,000.00
Mizuho Bank, Ltd.	$52,500,000.00	$105,000,000.00
HSBC Bank USA, National Association	$32,500,000.00	$65,000,000.00
PNC Bank, National Association	$32,500,000.00	$65,000,000.00
Total Commitments	$500,000,000.00	$1,000,000,000.00

ANNEX III

Material Subsidiaries

Carlisle Companies Incorporated

Carlisle Brake & Friction, Inc.

Friction Products Co.

Carlisle, LLC

Carlisle Transportation Products, Inc.

Carlisle Construction Materials Incorporated

Carlisle Coatings & Waterproofing Incorporated

Carlisle TPO, Inc.

Carlisle Interconnect Technologies, Inc.

Carlyle Holdings, Inc.

Carlisle Insurance Company

Carlisle FoodService Products Incorporated

Carlisle Industrial Brake & Friction, Inc.

Carlisle International BV

Carlisle Holding Ltd.

Carlisle Asia Pacific Ltd.

Carlisle Brake Products (Hangzhou) Co. Ltd.

Carlisle (Meizhou) Rubber Products Co. Ltd.

CSL Manufacturing CV

Carlisle Canada

S. K. Wellman SpA

Carlisle Holdings GmbH

Carlisle Construction Materials GmbH

CSL International CV

Carlisle Holdings BV
Tri-Star Electronics International, Inc.
Carlisle Interconnect Technologies (Dongguan) Co., Ltd.
Hertalan Holding BV

Carlisle Fluid Technologies, Inc.